KonaTel Acquires IoT & CPaaS Provider Apeiron Systems

Acquisition Strategically Positions Company as Premier Provider for Real-Time Business Communications Services and Further Enhances Service Revenue

January 31, 2019 08:00 AM Eastern Standard Time

DALLAS--(BUSINESS WIRE)--KonaTel, Inc. (OTCMKTS: KTEL) (www.konatel.com), a voice/data communications holding company, today announced the acquisition of Apeiron Systems, Inc. (www.apeiron.io), a provider of real-time voice/data business communications services, including cloud-based Communications Platform as a Service (CPaaS) and Internet of Things (IoT) services.

The acquisition of Apeiron Systems allows KonaTel to execute a robust “as a service” cloud communications strategy (CPaaS/UCaaS/CCaaS/PaaS) built on an Application Programming Interface (API) strategy. Through its APIs and advanced web management dashboard, Apeiron’s control center supports the activation, control and monitoring of a wide range of data, voice, video and messaging services, including Short Message Service (SMS) and Multimedia Message Service (MMS).

“Apeiron developed an extensible, API-driven CPaaS platform, which is the foundation for our global cloud communications network. In addition to CPaaS, Apeiron provides network integrations based on Network Function Virtualization (NFV) technologies and an innovative Platform as a Service (PaaS) optimized for real-time communications. Within Apeiron’s secure CPaaS private cloud, we can service both customer applications and general communications requirements. And with complete control over our software, infrastructure and network stacks, we can quickly respond to rapidly changing market conditions,” said Apeiron Chief Executive Officer Josh Ploude.

“Apeiron created, owns and operates a secure, redundant software-defined network that delivers a framework appropriate to address nascent, yet high growth market opportunities like IoT. This acquisition allows us to immediately compete with major industry players by providing a robust offering including mobile voice & data, CPaaS/UCaaS/CCaaS, PaaS, and IoT,” said KonaTel Chief Executive Officer D. Sean McEwen.

With over $3 million in annualized revenue, Apeiron has grown profitably, debt-free and exceeded a 30% year-over-year growth rate since inception. Apeiron’s newest initiatives include an IoT service using high-speed Long-Term Evolution (LTE) data connections, SD-WAN infrastructure throughout its network and Voice Platform as a Service (VPaaS), operating on its private cloud infrastructure. Mobile Data and IoT solutions are available through multiple carriers and include customized and bundled plans, web-based management, and customer-accessible API command and control interfaces.

Effective December 31, 2018, the acquisition included KonaTel exchanging 7 million shares of its $0.001 mill par value common stock for all of the outstanding securities of Apeiron Systems, making it a wholly owned subsidiary of KonaTel.

About KonaTel

KonaTel provides mobile services to individual and business customers in various retail and wholesale markets. The company offers post-paid wireless service plans, including voice, text and data, along with wireless data-only IoT plans. KonaTel also provides network infrastructure and related services, including business support systems, provisioning, administration, operations support systems, customer billing and telephone support services. KonaTel’s CPaaS services include mobile number and toll-free number products with integrated/aggregated SMS, email forwarding and call forwarding services. KonaTel is headquartered in Dallas, Texas.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release. We have incurred and will continue to incur significant expenses in the expansion of our existing and new service lines, noting that there is no assurance that we will generate enough revenues to offset those costs in both the near and long term. Additional service offerings may expose us to additional legal and regulatory costs and unknown exposure(s) based upon the various geopolitical locations where we will be providing services, the impact of which cannot be predicted at this time. This press release should be considered in light of all filings of KonaTel that are contained in the EDGAR Archives of the Securities and Exchange Commission at www.sec.gov.

Contacts

D. Sean McEwen
(214) 323-8419
inquires@konatel.com